Exhibit 99.1

       PEGASUS SATELLITE TELEVISION RESPONDS TO NRTC TERMINATION NOTICE


BALA CYNWYD, PA, June 2, 2004 - Pegasus Communications Corporation (NASDAQ:
PGTV) announced that Pegasus Satellite Television, Inc. and certain of its affiliates ("Pegasus Satellite Television") received today notice from the National Rural Telecommunications Cooperative ("NRTC") purporting to terminate Pegasus Satellite Television's exclusive distribution arrangements with NRTC, which provide to Pegasus Satellite Television the exclusive rights to distribute DIRECTV services in specified rural territories of the United States. The notice provides that this action is based upon an agreement between NRTC and DIRECTV, Inc. to terminate the distribution agreement between NRTC and DIRECTV. Ted S. Lodge, President and Chief Operating Officer of Pegasus Satellite Television, stated: "We are still evaluating the notice purporting to terminate our agreements and a related cash offer , which we received this morning with no prior notification. We categorically reject DIRECTV's and NRTC's assertion that they can terminate our agreements, and intend to vigorously protect our rights. We believe the strong arm tactics demonstrated by these actions today further evidence both the true value of our assets and the very strong desire of DIRECTV and NRTC to take value away from our stakeholders."

About Pegasus

Pegasus Communications Corporation through its subsidiaries provides digital satellite television to rural households throughout the United States and owns and/or operates television stations affiliated with CBS, FOX, UPN and The WB networks.

Safe Harbor

Any statements which are not historical facts are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward- looking statements may be identified with words such as "we expect," "we predict," "we believe," "we project," "we anticipate," and similar expressions.

Pegasus' actual results may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events, including pending transactions, will occur as anticipated or that Pegasus results will be as estimated.

Factors which can affect our performance and future events are described in our filings with the Securities and Exchange Commission, and include the following: general economic and business conditions, nationally, internationally, and in the regions in which we operate; catastrophic events, including acts of terrorism; relationships with and events affecting third parties like DirecTV, Inc. and the National Rural Telecommunications Cooperative; litigation with DirecTV, Inc., including the judgment with respect to the Seamless Marketing litigation; the recent change of control of DirecTV, Inc.; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; competition, including the provision of local channels by a competing direct satellite provider in markets where DirecTV does not offer local channels; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land-based communications systems; technological developments and difficulties; our ability to obtain intellectual property licenses and to avoid committing intellectual property infringement; our ability to attract and retain qualified personnel; our significant indebtedness; and the availability and terms of capital to fund the expansion of our businesses.
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Persons are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact Information:

Press:
Cheryl Crate
Pegasus Communications Corporation
(703) 892-4230
cheryl.crate@pgtv.com

or

Michael Freitag or Victoria Weld
Kekst and Company
(212) 521-4800

Investors:
Andrew Smith
Pegasus Communications Corporation
(610) 934-7381
andrew.smith@pgtv.com